UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2018

Assurant, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-31978

DE	39-1126612
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

28 Liberty Street, 41st Floor

New York, New York 10005

(Address of principal executive offices, including zip code)

(212) 859-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

On March 22, 2018, Assurant, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein, relating to the public offering and sale by the Company of $300,00,000 aggregate principal amount of its Floating Rate Senior Notes due 2021 (the “2021 Notes”), $300,000,000 aggregate principal amount of its 4.200% Senior Notes due 2023 (the “2023 Notes”), $300,000,000 aggregate principal amount of its 4.900% Senior Notes due 2028 (the “2028 Notes”) and $400,000,000 aggregate principal amount of its 7.000% Fixed-to-Floating Rate Subordinated Notes due 2048 (the “2048 Notes” and, together with the 2021 Notes, 2023 Notes and the 2028 Notes, the “Notes”). The offering of the Notes closed on March 27, 2018. The 2021 Notes, 2023 Notes and the 2028 Notes were issued pursuant to a Senior Notes Indenture between the Company and U.S. Bank National Association, as trustee, dated as of March 28, 2013 (the “Senior Notes Indenture”) and the 2048 Notes were issued pursuant to a Subordinated Notes Indenture between the Company and U.S. Bank National Association, as trustee, dated as of March 27, 2018 (the “Subordinated Notes Indenture” and, together with the Senior Notes Indenture, the “Indentures”). The Company intends to use the net proceeds from the sale of the Notes together with proceeds from the issuance of 2,875,000 shares of its 6.50% Series D Mandatory Convertible Preferred Stock, cash on hand and common stock consideration, to fund the Company’s previously announced acquisition of TWG Holdings Limited, refinance its existing 2.50% Senior Notes due 2018 and pay related fees and expenses.

The 2021 Notes, 2023 Notes and the 2048 Notes are subject to a special mandatory redemption, in whole but not in part, if the acquisition is not consummated. The 2028 Notes are not subject to a special mandatory redemption and will remain outstanding even if the Company does not consummate the acquisition.

The 2021 Notes will bear interest at a rate per annum, reset quarterly, equal to three-month LIBOR plus 1.250%. The Company will pay interest on the 2021 Notes quarterly in arrears on March 26, June 26, September 26 and December 26, beginning June 26, 2018. The Company will pay interest on the 2023 Notes and the 2028 Notes semi-annually on March 27 and September 27, beginning September 27, 2018. The Company will pay interest at a rate of 7.000% per annum on the Fixed-to-Floating Rate Subordinated Notes semi-annually on March 27 and September 27, beginning September 27, 2018 and to, but excluding, March 27, 2028. The Company will pay interest at a rate per annum, rest quarterly, equal to three-month LIBOR plus 4.135% on the Fixed-to-Floating Rate Subordinated Notes quarterly on March 27, June 27, September 27 and December 27 from and including March 27, 2028 to, but excluding, the maturity or earlier redemption date of the Fixed-to-Floating Rate Subordinated Notes. The 2021 Notes will mature on March 26, 2021. The 2023 Notes will mature on September 27, 2023. The 2028 Notes will mature on March 27, 2028. The 2048 Notes will mature on March 27, 2048. The 2021, 2023 and 2028 Notes are senior unsecured debt obligations of the Company and will rank equally with all of the Company’s other present and future senior unsecured indebtedness. The 2048 Notes are subordinated unsecured debt obligations of the Company and will be subordinated to the Company’s present and future senior unsecured indebtedness, including the 2021 Notes, 2023 Notes and 2028 Notes.

The Notes have been registered under the Securities Act of 1933, as amended (the “Act”), pursuant to a Registration Statement on Form S-3 (No. 333-222648) previously filed with the Securities and Exchange Commission (the “SEC”) by the Company under the Act. A prospectus supplement relating to the offering has been filed with the SEC. A copy of the Underwriting Agreement, the Indentures and the forms of the Notes are filed as exhibits hereto and incorporated herein by reference. In addition, in connection with the offering of the Notes, the Company is filing legal opinions regarding the validity of the Notes, attached as Exhibit 5.1 to this Form 8-K and incorporated herein by reference.

Cautionary Statement

Some of the statements included in this Form 8-K may constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on management's best estimates, assumptions and projections and are subject to significant uncertainties. Actual results may differ materially from those projected in the forward-looking statements. The Company undertakes no obligation to update any forward-looking statements in this Form 8-K as a result of new information or future events or developments. For a detailed discussion of the general risk factors that could affect the Company's results, please refer to the risk factors identified in the Company's annual and periodic reports filed with the SEC.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

1.1	Underwriting Agreement, dated March 22, 2018.

4.1	Senior Notes Indenture, dated as of March 28, 2013 (incorporated herein by reference to Exhibit 4.1 to the Company’s Form 8-K (File No. 001-31978) filed with the SEC on March 28, 2013).

4.2	Subordinated Notes Indenture, dated as of March 27, 2018.

4.3	Form of Floating Rate Senior Notes due 2021.

4.4	Form of 4.200% Senior Notes due 2023.

4.5	Form of 4.900% Senior Notes due 2028.

4.6	Form of 7.000% Subordinated Fixed-to-Floating Rate Notes due 2048.

5.1	Opinions of Jessica M. Olich, Esq.

23.1	Consents of Jessica M. Olich, Esq. (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Assurant, Inc.

Date: March 27, 2018	By:	/s/ Carey S. Roberts
Carey S. Roberts
Executive Vice President, Chief Legal Officer and Secretary